TENZER GREENBLATT LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 885-5000
                            Cable "TENGRAN NEW YORK"
                            Facsimile: (212) 885-5001









                                                September 26, 1996

Candie's, Inc.
2975 Westchester Avenue
Purchase, New York, 10577

Gentlemen:

     You have requested our opinion with respect to (A) the public offering and sale by the selling stockholders described below pursuant to a Registration Statement (the "Registration Statement") on Form S-3 (No. 333-7659) of Candie's, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of the following shares of common stock, $.001 par value, of the Company (1) 1,050,000 shares (the "Issued Shares") which were issued to a creditor of the Company (the "Creditor") in satisfaction of certain indebtedness (the "Indebtedness") (2) 75,000 shares (the "Creditor Option Shares") issuable upon exercise of certain options (the "Creditor Options") granted by the Company to the Creditor in satisfaction of the Indebtedness and
(3) 240,000 shares (the "Option Shares") which are issuable upon exercise of non-Plan options (the "Options") granted to employees and officers of the Company as incentives for continuing employment or for providing other services to the Company (B) the public offering and sale by the Company of an aggregate of up to 2,950,000 shares (the "Warrant Shares") issuable upon exercise of outstanding Class B and Class C warrants of the Company issued in connection with the Company's 1993 secondary public offering (the "Warrants").

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local





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Candie's, Inc.
September 26, 1996
Page 2


officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Issued Shares have been duly and validly issued and are fully paid and nonassessable.

     2. The Creditor Option Shares have been duly and validly authorized and when sold, paid for and issued upon exercise of the Creditor Options in accordance with the terms of the Creditor Options, will be duly and validly issued and fully paid and nonassessable.

     3. The Option Shares have been duly and validly authorized and when sold, paid for and issued upon exercise of the Options in accordance with the terms of the Options, will be duly and validly issued and fully paid and nonassessable.

     4. The Warrant Shares have been duly and validly authorized and when sold, paid for, and issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be duly and validly issued and fully paid and nonassessable.

     Please be advised that this firm owns 55,000 shares of Common Stock.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                  Very truly yours,


                                              /s/Tenzer Greenblatt LLP
                                                TENZER GREENBLATT LLP